REMEDIATION AND INDEMNIFICATION AGREEMENT

     THIS REMEDIATION AND INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this 16th day of June, 1995 by and between Riverside Associates, a Michigan co-partnership, whose address is 79 Macomb Place, Mt. Clemens, Michigan 48043 (the "Purchaser") and Action Real Estate Development, Inc., a Delaware corporation whose address is 460 Nixon Road, Cheswick Pennsylvania 15024-1098 (the "Seller").

                      Preliminary Statement

     The Purchaser and Seller have entered into a certain Purchase Agreement dated February 14, 1995, covering the purchase and sale of certain real property (the "Property") located in the City of Mt. Clemens, County of Macomb, State of Michigan, which Property is more particularly described in Exhibit A hereto. Seller has provided Purchaser with the environmental reports regarding the Property as listed in Exhibit B of the Purchase Agreement which indicated that certain contaminants are present on the Property. Otherwise, Seller has made no representations or warranties to Purchaser with respect to the environmental condition of Property. Pursuant to Section 10.3 of the Purchase Agreement, Purchaser has agreed to conduct a remediation of the Property and to indemnify Seller from any liability related thereto. This Agreement is the agreement Purchaser and Seller are entering into to satisfy the terms of Section 10.3 of the Purchase Agreement.

     NOW, THEREFORE, it is hereby agreed as follows:

     1.   Definitions.

     The following terms have the meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and the plural forms thereof:

     "Action" mean Action Industries, Inc., a Pennsylvania corporation.

     "Affiliate" means as to any specified person any person controlled by, controlling, or under common control with such person. The term "control" of any person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Agency" means the Michigan Department of Natural Resources or any other governmental agency that is exercising lead or primary jurisdiction over the Property (the "Agency").

     "Contaminants" means collectively contaminants; pollutants; toxic or hazardous chemicals, substances, materials, wastes and constituents; petroleum products or fractions thereof; polychlorinated biphenyls; medical wastes; radioactive materials; infectious wastes; asbestos; paint containing lead; and urea formaldehyde.

     "Environmental Laws" means any past, present, future or amended, federal, state, local or foreign statutory or common law or any regulation, code, guideline, plan, order, decree, judgment, permit, grant, franchise, concession, restriction, agreement or injunction issued, entered, promulgated or approved thereunder, relating to the environment, human health or safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Contaminants into the environment (including, without limitation, air, surface water, groundwater or land), or relating to the manufacture, generation, refining, recycling, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling of Contaminants and, including, without limitation:

          (i)  the Comprehensive Environmental Response,
     Compensation and Liability Act of 1980, 42 U.S.C.A. Section 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986;

          (ii) the Solid Waste Disposal Act, 42 U.S.C.A. Section 6901 et seq., as amended by the Resource Conservation and Recovery
     Act;

          (iii) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq.;

          (iv) the Safe Drinking Water Act, 42 U.S.C.A. Section 300(f) et seq.;

          (v)  the Refuse Act, 33 U.S.C.A. Section 407 et seq.;

          (vi) the Clean Water Act, 33 U.S.C.A. Section 1251 et seq.;

          (vii) the Clean Air Act, 42 U.S.C.A. Section 7401 et seq.

          (viii) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.A. Section 11001 et seq.;

          (ix) the Federal Insecticide, Fungicide and Rodenticide
     Act, 7 U.S.C.A. Section 136 et seq.,

          (x)  the Hazardous Materials Transportation Act, 49
     U.S.C.A. Section 1801 et seq.; and

          (xi) the Occupational Safety and Health Act, 29 U.S.C.A.
     Section 651 et seq.

          (xii)     Michigan Environmental Response Act, M.C.L.A.
Section 299.601 et seq.

     "Indemnitees" is defined in paragraph 6(a).

     "Migrating Contaminants" means Contaminants which have migrated, leaked, leached, flowed, emitted or otherwise moved from the Property prior to the completion of the Work.

     "Permits" means permits, consents, licenses, approvals and registrations, and any renewals and modifications of any of the foregoing.

     "Plan" is defined in paragraph 2.

     "Property" is defined in the Preliminary Statement.

     "Purchase Agreement" is defined in the Preliminary Statement.

     "Purchaser" is defined in the introductory paragraph of this Agreement.

     "Seller" is defined in the introductory paragraph of this Agreement.

     "Work" is defined in paragraph 3(a).

     2.   Development of Remediation Plan.

     Purchaser shall, at its expense, select and retain a nationally recognized, independent contractor, qualified by training and experience, to develop an investigation and remediation plan (together with any amendments thereto which may be approved in accordance with the terms of this Agreement, the "Plan") for the Property. After the selection of the contractor, Purchaser and the contractor shall deliver a copy of the Plan to Seller, together with any changes to the Plan which Purchaser, the contractor or any other party may require from time to time and any other information reasonably requested by Seller related thereto. After Seller and Purchaser have reviewed the Plan, Purchaser shall submit the Plan to the Agency for its approval.

     3.   Remediation.

          (a) After the Plan has been developed pursuant to Paragraph 2 and approved by the Agency, Purchaser at its expense shall select and retain a nationally recognized, independent contractor, qualified by training and experience to investigate, define, cleanup, respond, remove, remediate, contain, restore, treat, dispose and monitor, including post-remedial monitoring, with respect to Contaminants and, to the extent required by the Plan, Migrating Contaminants (all of which is collectively called the "Work"). After the retention of the contractor, Purchaser and the contractor shall commence and diligently pursue completion of the Work.

          (b) Purchaser shall, at its expense, perform the Work with diligence and continuity, and complete the Work within the time set forth in the Plan and, if no time is set forth in the Plan within twelve (12) months after the date of this Agreement. At any reasonable time and from time to time on and after the date of this Agreement, Seller and its employees, agents, contractors and consultants shall have access to the Property and Purchaser's records for the purpose of monitoring the development of the Plan and the performance Work, including collecting samples, performing tests, and verifying any data or information concerning the Plan or the Work, and inspecting and copying all records, operating logs, contracts and other documents required to monitor compliance with the terms of this Agreement. In the exercise of it rights under this paragraph (b), Seller shall use reasonable efforts to avoid interfering the performance of the Work by Purchaser.

          (c) The Work shall be complete upon delivery by the Agency to Seller of a certification that implementation of the Plan and conduct of the Work has been completed.

          (d) If the Work is not performed with diligence and continuity in accordance with this Agreement, Seller, without excluding any other right or remedy, shall have the right, but not the obligation, to perform and complete all or part of the Work upon the following terms and conditions:

          (i) Seller shall provide Purchaser with written notice of Purchaser's failure to perform the Work with diligence and continuity.

          (ii) Purchaser shall have thirty (30) days (or such shorter period of time as Seller may grant in the event of an emergency or, in other cases, as shall then be permitted for the initiation or resumption of the Work under applicable Environmental Laws, the Plan or by the Agency) after the giving of such notice to initiate or resume performance of the Work and thereafter to pursue the Work to completion with diligence and continuity.

          (iii) If Purchaser fails to comply with the procedure and obligations contained in the immediately preceding subparagraph, Seller may immediately undertake performance and completion of all or some portion of the Work and shall be deemed to have an irrevocable license to enter upon the Property for that purpose.

          (iv) Purchaser shall, upon Seller's request, at any time and from time to time, reimburse Seller for all costs and expenses incurred in connection with the Work and the exercise of its rights and remedies hereunder, including, without limitation, all actual out-of-pocket legal, accounting, consulting, engineering, contractor and laboratory costs and expenses.

          (v) Purchaser shall, at Seller's request, provide Seller and its contractors, consultants and other designees with all necessary and reasonable cooperation and assistance and, at Seller's request, shall appoint an officer of Seller or at Seller's option, Action, as designated from time to time by Seller, to act as attorney-in-fact to sign, on Purchaser's behalf, all manifests and other required documents as the generator of any hazardous waste generated as part of the Work.

          (vi) If Seller elects to perform the Work or otherwise exercises its rights and remedies hereunder, Purchaser shall have no rights, legal or equitable, against Seller for any alleged noncompliance with the Plan, any Permit or any applicable federal, state and local statutes, laws, ordinances or regulations, agreements with governments and regulatory agencies, and court and administrative orders, including, without limitation, all applicable Environmental Laws.

     4.   Compliance with Laws.

     In connection with development of the Plan and performance of the Work by Purchaser, its Affiliates, their respective general and limited partners, and their respective officers, directors, shareholders, members, managers, employees and agents shall comply, or assure compliance, with all applicable federal, state and local statutes, laws, ordinances or regulations, agreements with governments and regulatory agencies, and court and administrative orders, including, without limitation, all applicable Environmental Laws.

     5.   Covenants.

          (a) Purchaser covenants to Seller that, until the completion of the Work:

          (i) To the extent that it relates to the Property or the Contaminants or, to the extent covered by the Work, Migrating Contaminants, Purchaser shall notify Seller of any written communication from or to any government officials or third parties and shall deliver copies of the communications to Seller.

          (ii) Seller shall have the right to provide comments for any communication noted in paragraph 5(a)(i) of the Agreement.

     6.   Indemnification.

          (a) Purchaser shall indemnify, defend and hold harmless Seller, Action, any assignee of Seller or Action, their respective Affiliates, their respective general and limited partners, and their respective officers, directors, shareholders, members, managers, employees and agents (collectively, the "Indemnitees") from and against all liabilities, costs, claims, damages, demands, litigation, suits, proceedings, actions, losses, obligations, penalties, fines, judgments, sums paid in settlement of any of the above, and disbursements arising from or out of, or in any way related to:

          (i) any failure by Purchaser to perform or observe any covenant or condition to be performed or observed by Purchaser under this Agreement;

          (ii) the lack of any Permit required at or in connection with the Property under any applicable Environmental Laws;

          (iii) noncompliance with any such Permit or any applicable Environmental Laws at or in connection with the Property;

          (iv) the presence, emission, discharge, release or threatened release from the Property into the environment of any Contaminants on, in, under or above the Property;

          (v) the presence or suspected presence of any Contaminants on, in, under or above the Property or any location containing Contaminants removed in connection with the performance of the Work;

          (vi) the migration, leaking, leaching, flowing, emitting or other movement of Contaminants from the Property to any other location;

          (vii) the characterization of the Property or any portion thereof as a "facility," as defined in and for purpose of CERCLA, or as any Contaminant facility, site, storage area, landfill or refuse location under and for purpose of any applicable Environmental Laws, as a result of the presence of Contaminants and, to the extent covered by the Work, Migrating Contaminants;

          (viii) any event at the Property or any portion thereof constituting an actual or threatened release of Contaminants and, to the extent covered by the Work, Migrating Contaminants, as defined in CERCLA or any other applicable
     Environmental Law;

          (ix) the migration, leaking, leaching, flowing, emitting, emission, discharge, release or threatened release or other movement of the Contaminants or, to the extent covered by the Work, Migrating Contaminants, resulting from the transportation of the Contaminants and, if applicable, the Migrating Contaminants, in connection with the performance of the Work; or

          (x) the migration, leaking, leaching, flowing, emitting, emission, discharge, release or threatened release or other movement of the Contaminants or, to the extent covered by the Work, Migrating Contaminants, from the site(s) of disposal of the Contaminants and, if applicable, the Migrating Contaminants, to any other location.

Without limiting the generality of the foregoing, this indemnification shall specifically cover actual out-of-pocket fees and expenses for attorneys, accountants, laboratories, consultants, engineers, contractors and experts, and out-of-pocket costs of investigation, cleanup, response, removal, remediation, containment, restoration, treatment, disposal or monitoring.

          (b) Seller shall notify Purchaser of (i) any claim asserted against any Indemnitee which is subject to the indemnity contained in this paragraph 6 within 60 days after Seller receives written notice of such claim, and (ii) any other claim which Seller has as an Indemnitee under this paragraph 6 with reasonable promptness after Seller obtains knowledge of the existence of such claim, but failure to notify Purchaser shall not affect the rights of the Indemnitees or the obligations of Purchaser under this paragraph 6 unless Purchaser fails to obtain knowledge of such claim from any other source and Purchaser suffers pecuniary loss by reason of such failure or such failure materially impairs Purchaser's ability to defend such claim, and then only to the extent of such loss or impairment.

     7.  Security.

     Upon the execution hereof by Purchaser, Purchaser and Purchaser' lender, First National Bank in Macomb County (the "Bank") shall enter into an agreement, of which Seller shall be a third party beneficiary, pursuant to which the Bank shall hold funds in amount which is not less than 125% of the cost of completing the Work, as the security for the performance of the Work and Purchaser's other obligations under this Agreement, and the punctual payment of all sums which may be due Seller or the Indemnitees under this Agreement. Within ten (10) days after the selection of the contractor pursuant to Paragraph 3(a) of this Agreement, Purchaser and the approved contractor shall certify to Seller the estimated cost of completion of the Work. In the event the estimated cost of completion of the Work shall change or if Seller requests confirmation of the cost of completion, Purchaser and the contractor shall submit a new certification of the cost of completion to Seller. At any time and from time to time, Seller may require that Purchaser provide an additional funds so that the account at all times is not less than 125% of the estimated cost of completion. The agreement with the Bank shall provide that agreement shall not be cancelled or changed in any manner for any reason whatsoever without the written consent of Seller.

     8.   Release and Waiver.

          (a) Notwithstanding anything set forth elsewhere in this Agreement, neither Seller nor any of the other Indemnitees waives any of its rights and remedies (i) under CERCLA or (ii) against any other potentially responsible party.

          (b) Purchaser hereby releases and waives any rights it may have had, or may hereinafter have against the Indemnitees, or any one or any combination of them, contingent or liquidated, known or unknown, arising from or with respect to any acts or omissions of any one or any combination of them, from the beginning of time to the date of this Agreement, under common law, rule, regulation or statute, including, but not limited to, all Environmental Laws, with respect to Contaminants, Migrating Contaminants or the Property. Purchaser agrees that all its legal and equitable remedies against Seller are contained in this Agreement.

          (c) In the event Seller elects to complete the Work, Purchaser hereby releases and waives any rights it may have had, or may hereinafter have against the Indemnitees, or any one or any combination of them, contingent or liquidated, known or unknown, arising from or with respect to any acts or omissions of any one or any combination of them, under common law, rule, regulation or statute, including, but not limited to, all Environmental Laws, with respect to any claim that Seller on any other person or entity has not properly performed the Work or otherwise with respect to Contaminants, Migrating Contaminants or the Property.

     9.   Miscellaneous.

          (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan.

          (b) Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant to hereto shall be in writing and shall be delivered personally with a receipt requested therefor or sent by a recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid, or by telecopy and, in each case, addressed to the parties at their respective addresses set forth below, and the same shall be effective (a) upon telecopy transmission if sent via telecopy, or receipt or refusal if delivered personally; (b) one (1) business day after depositing with such an overnight courier service; or (c) two (2) business days after deposit in the mail if mailed. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

     If to Purchaser:    Riverside Associates
                         79 Macomb Place
                         Mt. Clemens, Michigan 48043

                         Attention: Gebran S. Anton
                         Telecopy Number: (810) 469-3049

                    With a required copy to:

                         Schlenke, Staugaard & Hearsch, P.C.
                         85 Macomb Place
                         Mount Clemens, Michigan 48043

                         Attention: Francis J. Hearsch, Jr.
                         Telecopy Number: (810) 307-8904

     If to Seller:       Action Real Estate Development, Inc
                         460 Nixon Road
                         Cheswick Pennsylvania 15024-1098

                         Attention: Linda S. Wyckoff
                         Telecopy Number: (412) 782-8606

                    With a required copy to:

                         Jaffe, Raitt, Heuer & Weiss,
                            Professional Corporation
                         One Woodward Avenue, Suite 2400
                         Detroit, Michigan 48226

                         Attention: Mark P. Krysinski
                         Telecopy Number: (313) 961-8358

          (c) The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of such paragraphs of this Agreement nor in any way affect this Agreement.

          (d) This Agreement is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing signed by all the parties.

          (e) Notwithstanding any other provision of this Agreement, if any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable in accordance with its terms, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

          (f) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          (g) In the event of litigation relating to this Agreement, the prevailing party to this Agreement and its successors or assigns shall be entitled to its reasonable attorneys' fees and disbursements.

          (h) Purchaser shall not have the right to assign this Agreement or delegate its duties hereunder without first obtaining the prior written consent of Seller in action. Seller and Action reserves the right to assign this Agreement and to delegate their duties hereunder, and all provisions of this Agreement shall inure to the benefit of Seller's and Action's respective successors and assignees.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   PURCHASER:

                                   Riverside Associates, a
                                   Michigan co-partnership


Dated: July 11, 1995               By:  SALVATORE COTTONE
                                        Salvatore Cottone,  Partner

                                   By:  CARLO T. CATENACCI
                                        Carlo T. Catenacci, Partner

                                   By:  JOSEPTH E. CATENACCI
                                        Joseph E. Catenacci,
                                        Partner

                                   By:  GEBRAN S. ANTON
                                        Gebran S. Anton, Partner

                                   SELLER:

                                   Action Real Estate Development,
                                   Inc.


Dated: June 14, 1995               By:  KENNETH L. CAMPBELL

                                   Its: Treasurer


STATE OF MICHIGAN  )
                   )SS
COUNTY OF          )

     The foregoing instrument was acknowledged before me this 11th day of July, 1995, by Salvatore Cottone, a Partner of Riverside
Associates, on behalf of said co-partnership.

                              DAVID F. GIRODAT

                              Notary Public, Macomb County
                              Michigan
                              My Commission Expires: 2-21-98


STATE OF MICHIGAN   )
                    )SS
COUNTY OF           )

     The foregoing instrument was acknowledged before me this _____ day of _____________, 1995, by Carlo T. Catenacci, a Partner of
Riverside Associates, on behalf of said co-partnership.

                              JACK NELSON

                              Notary Public, Macomb County
                              Michigan
                              My Commission Expires: 1-29-96


STATE OF MICHIGAN   )
                    )SS
COUNTY OF           )

The foregoing instrument was acknowledged before me this _____ day of _____________, 1995, by Joseph E. Catenacci, a Partner of
Riverside Associates, on behalf of said co-partnership.

                              JACK NELSON

                              Notary Public, Macomb County
                              Michigan
                              My Commission Expires: 1-29-96


STATE OF MICHIGAN   )
                    )SS
COUNTY OF           )

     The foregoing instrument was acknowledged before me this _____ day of _____________, 1995, by Gebran S. Anton, the General Partner of LCDA ENTERPRISES, a Michigan limited, a Partner of Riverside
Associates, on behalf of said partnerships.

                              JACK NELSON

                              Notary Public, Macomb County
                              Michigan
                              My Commission Expires: 1-29-96


STATE OF PENNSYLVANIA )
                      )SS
COUNTY OF ALLEGHENY   )

     The foregoing instrument was acknowledged before me this 14th day of June 1995, by Kenneth L. Campbell, the Treasurer of Action
Real Estate Development, Inc., on behalf of said corporation.

                              PATRICIA A. PERRI

                              Notary Public, Allegheny County
                              State of Pennsylvania
                              My Commission Expires: 6-4-96

                            EXHIBIT A


                        Legal Description

Land in the City of Mt. Clemens, Macomb County, Michigan described as:

PARCEL 1-A: Lots 145 through 150, both inclusive, the Wood
Subdivision, according to the plat thereof as recorded in liber 2, page 100 of Plats, Macomb County Records.

PARCEL 1-B: Lots 151 through 156, both inclusive, the Wood
Subdivision, according to the plat thereof as recorded in liber 2, page 100 of Plats, Macomb County Records.

PARCEL 1-C: Lots 157 through 162, both inclusive, the Wood
Subdivision, according to the plat thereof as recorded in liber 2, page 100 of Plats, Macomb County Records.

PARCEL 2: Lot 3, Assessors Plat no. 17A, according to the plat thereof as recorded in liber 16, page 20 of Plats, Macomb County
Records.

PARCEL 3: Lot 7, Assessors Plat no. 17A, (being re-plat of Assessors Plat no. 17), according to the plat thereof as recorded in liber 16, page 20 of Plats, Macomb County Records, excepting the south 250.0 feet of said Lot 7, said exception being more particularly described as: Beginning at a point on the west side of Floral Avenue south 12 degrees 19 minutes west 266.2 feet from the southwest corner of Church and Floral Avenues: thence south 12 degrees 19 minutes west 250 feet along Floral Avenue: thence north 75 degrees 58 minutes west 727.16 feet; thence north 37 degrees 05 minutes east 271.06 feet; thence south 75 degrees 58 minutes west
613.8 feet to the point of beginning.

PARCEL 4: Lot 1, Assessors Plat no. 21, according to the plat thereof as recorded in liber 13, page 38 of Plats, Macomb County
Records.